                                2,200,000 Shares

                         TEXAS REGIONAL BANCSHARES, INC.

                           Class A Voting Common Stock

                                ($1.00 Par Value)


                             UNDERWRITING AGREEMENT


                                                                   May 9, 1996


Alex. Brown & Sons Incorporated
First Southwest Company
As Representatives of the
     Several Underwriters
c/o Alex. Brown & Sons Incorporated
135 East Baltimore Street
Baltimore, Maryland  21202

Gentlemen:

   Texas Regional Bancshares, Inc., a Texas corporation (the "Company"), and the shareholder of the Company identified on Schedule II hereto (the "Selling Shareholder") propose to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of 2,200,000 shares of the Company's Class A Voting Common Stock, $1.00 par value (the "Firm Shares"), of which 2,180,000 shares will be sold by the Company and 20,000 shares will be sold by the Selling Shareholder. The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company and the Selling Shareholder are sometimes referred to herein collectively as the "Sellers." The Company also proposes to sell at the Underwriters' option an aggregate of up to 330,000 additional shares of the Company's Class A Voting Common Stock, $1.00 par value (the "Option Shares"), as set forth below.

   As the Representatives, you have advised the Company and the Selling Shareholder (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

   In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

   1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING
      SHAREHOLDER.


      (a) The Company represents and warrants to each of the Underwriters as follows:

          (i) A registration statement on Form S-1 (File No. 333-1467) with respect to the Shares has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means (a) the form of prospectus first filed with the Commission pursuant to Rule 424(b) or (b) the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriters for delivery to purchasers of the Shares, together with the term sheet or abbreviated term sheet filed with the Commission pursuant to Rule 424(b)(7) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus."

       (ii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Texas State Bank (the "Bank") is the only subsidiary, direct or indirect, of the Company. The Bank has been duly organized and is validly existing as a banking association in good standing under the laws of the State of Texas, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Company and the Bank are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification or in which the failure to qualify would have a materially adverse effect upon the business of the Company and the Bank taken as a whole. The outstanding shares of capital stock of the Bank have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances, equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Bank are outstanding.

          (iii) The outstanding shares of the Company's Class A Voting Common Stock, $1.00 par value (the "Class A Voting Common Stock"), including all shares to be sold by the Selling Shareholder, have been duly authorized and validly issued and are fully paid and non-assessable; the portion of the Shares to be issued and sold by the Company has been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of shareholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Class A Voting Common Stock. Except as described in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

          (iv) The information set forth under the caption "Capitalization" in the Prospectus is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation.

          (v) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus or Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact, and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
   The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact, and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

          (vi) The consolidated financial statements of the Company and the Bank, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, present fairly the consolidated financial position and the results of operations and cash flows of the Company and the Bank, at the indicated dates and for the indicated periods. The consolidated financial statements and related schedules of the Company and the Bank have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed herein, and all adjustments necessary for a fair presentation of results for such periods have been made. To the best knowledge of the Company, the financial statements of each of First State Bank & Trust Co., Mission, Texas ("First State Bank") and The Border Bank, Hidalgo, Texas ("Border Bank"), together with the related notes and schedules as set forth or incorporated by reference in the Registration Statement, present fairly the financial position and the results of operations and cash flows of First State Bank and Border Bank, respectively, at the indicated dates and for the indicated periods. The financial statements of each of First State Bank and Border Bank, to the best knowledge of the Company, have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed herein, and, to the best knowledge of the Company, all adjustments necessary for a fair presentation of results for such periods have been made. The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (vii) KPMG Peat Marwick LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

          (viii) Except as disclosed in the Prospectus, neither the Company nor the Bank is in violation in any material respect of any directive or order from or agreement or understanding with the Banking Department of Texas (the "Department"), the Federal Deposit Insurance Corporation (the "FDIC"), the Board of Governors of the Federal Reserve System (the "FRB") or any other governmental authority to make any material change in the method of conducting or that restricts its respective businesses.

          (ix) Neither the Company nor the Bank is, or with the giving of notice or lapse of time or both will be, in violation of or in default under its charter or by-laws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which violation or default is of material significance in respect of the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Bank taken as a whole. The execution and delivery of this Agreement and the Agreements and Plans of Reorganization, dated January 9, 1996, as amended as of March 29, 1996, among the Company, the Bank and each of First State Bank and Border Bank (the "Merger Agreements") and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or the Bank or, to the best knowledge of the Company, First State Bank or Border Bank is a party or by which any of the Company or the Bank or any of their respective properties, or, to the best knowledge of the Company, First State Bank or Border Bank, or any of their respective properties, may be bound, or of the charter or by-laws of the Company or the Bank or, to the best knowledge of the Company, First State Bank or Border Bank, or violate any statute, judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over the Company or the Bank, or, to the best knowledge of the Company, First State Bank or Border Bank or any of their respective properties.

          (x) There is no action or proceeding pending or, to the best knowledge of the Company, threatened against the Company or the Bank and, to the best knowledge of the Company, there is no action or proceeding pending or threatened against First State Bank or Border Bank, including but not limited to actions or proceedings related to environmental, discrimination or bank regulatory matters, before any court or administrative agency which might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or the Merger Agreements or result in any material adverse change in the business, condition or prospects of the Company and the Bank taken as a whole, except as set forth in the Registration Statement.

          (xi) The Company and the Bank and, to the best knowledge of the Company, First State Bank and Border Bank have good and indefeasible title to all of the properties and assets reflected in their respective financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The Bank occupies its leased properties under valid and binding leases and, to the best knowledge of the Company, no default has occurred or is continuing thereunder that might result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition or prospects of the Company and the Bank taken as a whole. To the best knowledge of the Company, neither First State Bank nor Border Bank occupies any leased real properties or is a party to any real property lease for any branch facility operated by First State Bank or Border Bank.

          (xii) The Company and the Bank and, to the best knowledge of the Company, First State Bank and Border Bank have filed all federal, state and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities of the Company have been adequately provided for in the financial statements of the Company that have been included in the Registration Statement. To the best knowledge of the Company, all tax liabilities of First State Bank or Border Bank have been adequately provided for in the financial statements of First State Bank or Border Bank, as the case may be, that have been included in the Registration Statement.

          (xiii) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Bank taken as a whole or, to the best knowledge of the Company, First State Bank or Border Bank, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Bank or, to the best knowledge of the Company, First State Bank or Border Bank, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. The Company and the Bank and, to the best knowledge of the Company, First State Bank and Border Bank have no material contingent obligations which are not disclosed in their respective financial statements that have been included in the Registration Statement.

          (xiv) This Agreement has been duly authorized, executed and delivered by the Company. The Merger Agreements have been duly authorized, executed and delivered by the Company and, to the best knowledge of the Company, First State Bank and Border Bank.

          (xv) All conditions precedent to the closing of the transactions contemplated in the Merger Agreements have been satisfied as of the date of this Agreement, except for the consummation of the offering contemplated hereby and the delivery by the Company of the purchase price to the shareholders of First State Bank and Border Bank, and except for any conditions listed as an exhibit hereto, which conditions precedent have been waived by the Company.

          (xvi) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement, the execution and delivery by the Company and the Bank and, to the best knowledge of the Company, First State Bank and Border Bank of the Merger Agreements and the consummation of the transactions herein and therein contemplated (including but not limited to the Department, the FDIC or the FRB but excluding such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or blue sky laws) has been obtained or made and is in full force and effect.

          (xvii) The Company and the Bank and, to the best knowledge of the Company, First State Bank and Border Bank hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses; and none of the Company, the Bank or, to the best knowledge of the Company, First State Bank or Border Bank has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company, the Bank, First State Bank and Border Bank taken as a whole.

          (xviii) Neither the Company, nor to the Company's best knowledge, any of its affiliates (as defined in Rule 405 under the Act), has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Class A Voting Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the National Association of Securities Dealers Automated Quotation National Market System ("NASD-NMS") in accordance with Rule 10b-6A under the Exchange Act.

          (xix) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). The deposit accounts of the Bank are insured by the FDIC up to the maximum amount permitted by law; the Bank has not received notice of any proceeding to be brought by the FDIC or any other regulatory agency for the purpose of terminating such deposit insurance, and the Bank is not the subject of any proceeding in which it is proposed that there be imposed any regulatory sanction or restriction on the Bank nor has the Company received any such notice in respect of such purpose.
   To the best knowledge of the Company, (A) the deposit accounts of First
   State Bank and Border Bank are insured by the FDIC up to the maximum amount permitted by law, (B) except as to matters otherwise referred to in the Prospectus, neither First State Bank nor Border Bank has received notice of any proceeding to be brought by the FDIC or any other regulatory agency for the purpose of terminating such deposit insurance, and (C) except as to matters otherwise referred to in the Prospectus, neither First State Bank nor Border Bank is the subject of any proceeding in which it is proposed that there be imposed any regulatory sanction or restriction on First State Bank or Border Bank, nor, to the best knowledge of the Company, has First State Bank or Border Bank received any such notice in respect of such purpose.

          (xx) Except as to matters otherwise referred to in the Prospectus, the Company has not been advised, and has no reason to believe, that any of the Company, the Bank, First State Bank or Border Bank is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including but not limited to all applicable local, state and federal environmental laws and regulations and all regulations, decisions, directives, orders and policies of the Department, the FDIC and the FRB, except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company, the Bank, First State Bank and Border Bank taken as a whole.

          (xxi) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization;
   (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxii) The Company and the Bank and, to the best knowledge of the Company, First State Bank and Border Bank carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries.

          (xxiii) The Company and, to the best knowledge of the Company, First State Bank and Border Bank are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under

   (A) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (xxiv) No labor dispute with the employees of the Company or the Bank or, to the best knowledge of the Company, with the employees of First State Bank or Border Bank exists or is threatened or imminent that could result in a material adverse change in the condition (financial or otherwise), business prospects or results of operations of the Company, the Bank, First State
   Bank and Border Bank taken as a whole.

   (b)  The Selling Shareholder represents and warrants as follows:

        (i) Such Selling Shareholder has been duly organized and is validly existing as a limited partnership under the laws of the State of Nevada, with partnership power and authority to own its properties and conduct its business as now conducted.

        (ii) Such Selling Shareholder at the Closing Date (as such date is hereinafter defined) will have good and indefeasible title to the Firm Shares to be sold by such Selling Shareholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Firm Shares; and upon the delivery of, against payment for, such Firm Shares pursuant to this Agreement, the Underwriters will acquire good and indefeasible title thereto, free and clear of any liens, encumbrances, equities and claims.

        (iii) Such Selling Shareholder has full right, power and authority to execute and deliver this Agreement, the Selling Shareholder Agreement, and the Custodian Agreement referred to below and to perform its obligations under such agreements.

        (iv) This Agreement, the Selling Shareholder Agreement and the Custodian Agreement referred to below have been duly authorized, executed and delivered by the Selling Shareholder. The execution and delivery of this Agreement and the consummation by such Selling Shareholder of the transactions herein contemplated and the fulfillment by such Selling Shareholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act, state securities laws or blue sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, organizational documents of such Selling Shareholder or any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Shareholder is a party, or of any order, rule or regulation applicable to such Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

        (v) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Class A Voting Common Stock to facilitate the sale or resale of the Shares and, other than as permitted by the Act, the Selling Shareholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

        (vi) Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement, such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement which has adversely affected or may adversely affect the business of the Company or the Bank; and the sale of the Firm Shares by such Selling Shareholder pursuant hereto is not prompted by any information concerning the Company or the Bank which is not set forth in the Registration Statement or the documents incorporated by reference therein. The information pertaining to such Selling Shareholder under the caption "Selling Shareholder" in the Prospectus is complete and accurate in all material respects.

   2. PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

   (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Sellers agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $______ per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereto, subject to adjustments in accordance with Section 9 hereof. The number of Firm Shares to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by each Seller as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder. The obligations of the Company and of the Selling Shareholder shall be several and not joint.

   (b) Certificates in negotiable form for the total number of the Shares to be sold hereunder by the Selling Shareholder have been placed in custody with Texas State Bank as custodian (the "Custodian") pursuant to the Custodian Agreement executed by the Selling Shareholder for delivery of all Firm Shares to be sold hereunder by the Selling Shareholder. The Selling Shareholder specifically agrees that the Firm Shares represented by the certificates held in custody for the Selling Shareholder under the Custodian Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholder for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholder hereunder shall not be terminated by any act or deed of the Selling Shareholder (or by any other person, firm or corporation including the Company, the Custodian or the Underwriters) or by operation of law (including the death of an individual Selling Shareholder or the dissolution of a corporate Selling Shareholder) or by the occurrence of any other event or events, except as set forth in the Custodian Agreement. If any such event should occur prior to the delivery to the Underwriters of the Firm Shares hereunder, certificates for the Firm Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event had not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Shares held by it against delivery of such Shares.

   (c) Payment for the Firm Shares to be sold hereunder is to be made by wire transfer to the account of the Bank at the Federal Reserve Bank of Dallas (account number 114909013) for further credit to the Company for the shares to be sold by it and for further credit to the Bank, as Custodian, for the shares to be sold by the Selling Shareholder, in each case against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such delivery of certificates is to be made at the offices of Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland, at 10:00 a.m., Baltimore time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date."
   (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Representatives request in writing not later than the third full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.

   (d) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and
   (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company, setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option
   Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date by wire transfer to the account of the Bank at the Federal Reserve Bank of Dallas (account number 114909013) for further credit to the Company for the Option Shares to be sold by it against delivery of certificates therefor at the offices of Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland.

   (e) If, on the Closing Date, the Selling Shareholder fails to sell the Firm Shares which the Selling Shareholder has agreed to sell on such date as set forth in SCHEDULE II hereto, the Company agrees that it will sell or arrange for the sale of that number of shares of Class A Voting Common Stock to the Underwriters which represents the Firm Shares which the Selling Shareholder has failed to so sell, as set forth in SCHEDULE II hereto, or such lesser number as may be requested by the Representatives.

   3. OFFERING BY THE UNDERWRITERS.

      It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

      It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

   4. COVENANTS OF THE COMPANY AND THE SELLING SHAREHOLDER.

   (a)   The Company covenants and agrees with the several Underwriters that:

        (i) The Company will (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, and (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

       (ii) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and
   (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

      (iii) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

       (iv) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing

   Date four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.

        (v) The Company will comply with the Act and the Rules and Regulations, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

       (vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

      (vii) The Company will, for a period of five years from the Closing Date, deliver to the Representatives copies of annual reports and copies of all other documents, reports and information furnished by the Company to its shareholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act. The Company will deliver to the Representatives similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

     (viii) No offering, sale, short sale or other disposition of any shares of Class A Voting Common Stock or other securities convertible into or exchangeable or exercisable for shares of Class A Voting Common Stock or derivative of Class A Voting Common Stock (or agreement for any such disposition) will be made for a period of 120 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of Alex. Brown

   & Sons Incorporated (except that the Company may, without such consent, offer Class A Voting Common Stock to the Texas Regional Bancshares, Inc. Employee Stock Ownership Plan (including 401(k) provisions) (the "KSOP"), existing employee stock option plans or other employee benefit plans).

       (ix) The Company will use its best efforts to list, subject to notice of issuance, the Shares on the NASD-NMS.

        (x) The Company has caused each officer and director of the Company and the Selling Shareholder to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Class A Voting Common Stock or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Class A Voting Common Stock or derivative of Class A Voting Common Stock owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 120 days after the date of this Agreement, directly or indirectly, except with the prior written consent of Alex. Brown & Sons Incorporated ("Lockup Agreements").

       (xi) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Prospectus.

      (xii) The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or the Bank to register as an investment company under the Investment Company Act of 1940, as amended.

     (xiii) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Class A Voting Common Stock.

      (xiv) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

      (b) The Selling Shareholder covenants and agrees with the several Underwriters that:

        (i) No offering, sale, short sale or other disposition of any shares of Class A Voting Common Stock or other capital stock of the Company or other securities convertible, exchangeable or exercisable for Class A Voting Common Stock or derivative of Class A Voting Common Stock owned by the Selling Shareholder or request for the registration for the offer or sale of any of the foregoing (or as to which the Selling Shareholder has the right to direct the disposition of) will be made, nor will any agreement for any such disposition be entered into, for a period of 120 days after the date of this Agreement, directly or indirectly, by such Selling Shareholder otherwise than hereunder or with the prior written consent of Alex. Brown & Sons Incorporated.

       (ii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, the Selling Shareholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

      (iii) Such Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

   5. COSTS AND EXPENSES.

      The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Sellers under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company and the Selling Shareholder; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Agreement Among Underwriters, the Underwriters' Selling Memorandum, the Underwriters' Questionnaire, the Underwriters' Invitation Letter, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses incident to securing any required review by the NASD of the terms of the sale of the Shares; the Listing Fee of the NASD-NMS; and the expenses, including but not limited to the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under state securities or blue sky laws. The Selling Shareholder shall bear the Selling Shareholder's pro rata portion of the Underwriters' discounts and commissions. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Sellers pro rata. The Sellers shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to state securities or blue sky laws) except that, if this Agreement shall not be consummated because the conditions in
   Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholder to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including but not limited to fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Shareholder shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

   6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

      The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Shareholder contained herein, and to the performance by the Company and the Selling Shareholder of their covenants and obligations hereunder and to the following additional conditions:

   (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the best knowledge of the Company or the Selling Shareholder, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

   (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of McGinnis, Lochridge & Kilgore, L.L.P., counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

        (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Bank has been duly organized and is validly existing as a banking association in good standing under the laws of the State of Texas, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Company and the Bank are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification or in which the failure to qualify would have a materially adverse effect upon the business of the Company and the Bank taken as a whole. The outstanding shares of capital stock of the Bank have been duly authorized and validly issued and are fully paid and non-assessable and, to the best knowledge of such counsel, are owned by the Company free and clear of all liens, encumbrances and equities and claims, and, to the best knowledge of such counsel, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Bank are outstanding.

       (ii) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the authorized shares of Class A Voting Common Stock have been duly authorized; the outstanding shares of Class A Voting Common Stock, including the Shares to be sold by the Selling Shareholder, have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform to the description thereof contained in the Prospectus; the certificates for the Shares are in due and proper form; the Shares, including the Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of shareholders exist with respect to any of the Shares or the issue or sale thereof.

      (iii) Except as described in or contemplated by the Prospectus, to the best knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and, except as described in the Prospectus, to the best knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any shares of Class A Voting Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Class A Voting Common Stock or other securities of the Company.

       (iv) The Registration Statement has become effective under the Act and, to the best knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

        (v) The Registration Statement, all Preliminary Prospectuses, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the Rules and Regulations (except that such counsel need express no opinion as to the financial statements and related schedules included therein).

       (vi) The statements under the captions "Proposed Mergers," "Business -- Regulation and Supervision," "Business -- Capital Resources," "Description of Capital Stock" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

      (vii) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus, including but not limited to the Merger Agreements or any contracts or documents in connection with the mergers contemplated by the Merger Agreements, which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

     (viii) To such counsel's best knowledge, except as to matters otherwise referred to in the Prospectus, none of the Company, the Bank, First State Bank or Border Bank are in violation of any directive or order from or agreement or understanding with the Department, the FDIC, the FRB or any other governmental authority to make any material change in the method of conducting or that restricts its respective businesses. Such counsel knows of no material legal proceedings pending or threatened against the Company, the Bank, First State Bank or Border Bank, including but not limited to actions or proceedings related to environmental, discrimination or bank regulatory matters, except as set forth in the Prospectus.

       (ix) The execution and delivery of this Agreement and the Merger Agreements and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument known to such counsel to which the Company or the Bank is a party or by which the Company or the Bank may be bound, or of the charter or by-laws of the Company or the Bank, or, so far as is known to such counsel, violate any statute, judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over the Company or the Bank, or any of their respective properties; there is no regulatory cease and desist order or other order, memorandum or understanding or agreement between the Company, the Bank and the Department, the FDIC or the FRB that would govern, limit, or prohibit the Company or the Bank from entering into and performing its obligations under this Agreement or the Merger Agreements.

        (x) This Agreement has been duly authorized, executed and delivered by the Company. The Merger Agreements have been duly authorized, executed and delivered by the Company and the Bank.

       (xi) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement or the Merger Agreements and the consummation of the transactions herein and therein contemplated (other than as may be required by the NASD or as required by state securities and blue sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

      (xii) The Company is duly registered as a bank holding company under the BHCA. The deposit accounts of the Bank are insured by the FDIC up to the maximum amount permitted by law; to counsel's best knowledge, the Bank has not received notice of any proceeding to be brought by the FDIC or any other regulatory agency for the purpose of terminating such deposit insurance or imposing any regulatory sanction or restriction on the Bank, nor has the Company received any such notice in respect of such purpose.

     (xiii) To counsel's best knowledge, the Company has not been advised, and has no reason to believe, that either it or the Bank is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations and all regulations, decisions, directives, orders and policies of the FDIC, the Department and the FRB, except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company and the Bank taken as a whole.

      In rendering such opinion McGinnis, Lochridge & Kilgore, L.L.P. may rely as to matters governed other than by the laws of the State of Texas or federal laws on the opinion of local counsel in such jurisdictions, provided that McGinnis, Lochridge & Kilgore, L.L.P. shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of McGinnis, Lochridge & Kilgore, L.L.P. which leads them to believe that (i) the Registration Statement as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein), and
   (ii) the Prospectus, or any amendment or supplement thereto, on the date it was filed pursuant to Rule 424(b) under the Act and as of the Closing Date or the Option Closing Date, as the
case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). Such opinion shall also include a statement to the effect that McGinnis, Lochridge & Kilgore, L.L.P. has participated in the preparation of the Merger Agreements and nothing has come to the attention of such counsel which leads them to believe that the representations and warranties of First State Bank and Border Bank contained in the Merger Agreements were not true, in all material respects, as of the date of the Merger Agreements and are not true, in all material respects, as of the date of this Agreement and as of the Closing Date. With respect to such statements, McGinnis, Lochridge & Kilgore, L.L.P. may state that their belief is based upon the procedures set forth therein, but is without independent check and verification, and may state that materiality may be determined with respect to the Company, the Bank, First State Bank and Border Bank taken as a whole.

(c) The Representatives shall have received from McGinnis, Lochridge & Kilgore, L.L.P., counsel for the Selling Shareholder, an opinion dated the Closing Date, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

     (i) The Selling Shareholder has been duly organized and is validly existing as a limited partnership under the laws of the State of Nevada, with partnership power and authority to sell the shares to be sold by the Selling Shareholder pursuant to this Agreement.

    (ii) This Agreement, the Selling Shareholder Agreement and the Custodian Agreement have been duly authorized, executed and delivered by or on behalf of the Selling Shareholder and are valid and binding as against the Selling Shareholder.

   (iii) The Selling Shareholder has full legal right, power and authority, and any approval required by law (other than as required by state securities and blue sky laws as to which such counsel need express no opinion) to execute and deliver this Agreement, the Selling Shareholder Agreement and the Custodian Agreement and to perform its obligations under such agreements.
The execution and delivery of this Agreement and the consummation by such Selling Shareholder of the transactions herein contemplated and the fulfillment by such Selling Shareholder of the terms hereof will not, to the best knowledge of such counsel, require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act, state securities laws or blue sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, organizational documents of such Selling Shareholder or any indenture, mortgage, deed of trust or other agreement or instrument, so far as is known by such counsel, to which such Selling Shareholder is a party, or, to the best knowledge of such counsel, of any order, rule or regulation applicable to such Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

    (iv) To the best knowledge of such counsel, the Underwriters (assuming that they are bona fide purchasers within the meaning of the Uniform Commercial Code) have acquired good and indefeasible title to the Shares being sold by the Selling Shareholder on the Closing Date, free and clear of all liens, encumbrances, equities and claims.

(d) The Representatives shall have received from Jones, Day, Reavis & Pogue, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (ii), (iv), (v) and (x) of Paragraph (b) of this
Section 6 (except that such counsel need express no view as to matters relating to the Merger Agreements in subparagraph (x) of Paragraph (b) of this Section 6), and that the Company is a duly organized and validly existing corporation under the laws of the State of Texas. In rendering such opinion, Jones, Day, Reavis & Pogue may rely as to all matters governed other than by the laws of the State of Texas or federal laws on the opinion of counsel referred to in Paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of Jones, Day, Reavis & Pogue which leads them to believe that (i) the Registration Statement, as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein), and (ii) the Prospectus, or any amendment or supplement thereto, on the date it was filed pursuant to Rule 424(b) under the Act and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Jones, Day, Reavis & Pogue may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

(e) The Representatives shall have received at or prior to the Closing Date from Jones, Day, Reavis & Pogue a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the state securities or blue sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

(f) The Representatives shall have received on the Closing Date and the Option Closing Date, as the case may be, a letter dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives of KPMG Peat Marwick LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules of the Company, First State Bank and Border Bank examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information of the Company, First State Bank and Border Bank contained in the Registration Statement and Prospectus.

(g) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

     (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been taken or are, to his best knowledge, contemplated by the Commission;

    (ii) He does not know of any litigation instituted or threatened against the Company, First State Bank or Border Bank of a character required to be disclosed in the Registration Statement which is not so disclosed; he does not know of any material contract required to be filed as an exhibit to the Registration Statement which is not so filed;

   (iii)  The representations and warranties of the Company contained in
Section 1 hereof (including without limitation those with respect to First State Bank and Border Bank) are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

    (iv) All filings required to have been made pursuant to Rule 424 or 430A under the Act have been made;

     (v) He has carefully examined the Registration Statement and the Prospectus and, in his opinion, (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any amendment or supplement thereto, on the date it was filed pursuant to Rule 424(b) under the Act and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading. Since the effective date of the Registration Statement, no event has occurred with respect to the Company, the Bank or, to the best of his knowledge, First State Bank or Border Bank which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

    (vi) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and the Bank taken as a whole or, to the best of his knowledge, First State Bank or Border Bank, or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Bank taken as a whole or, to the best of his knowledge, First State Bank or Border Bank, whether or not arising in the ordinary course of business.

(h) The Company and the Selling Shareholder shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(i) The Firm Shares and Option Shares, if any, have been approved for designation upon notice of issuance on the NASD-NMS.

(j) The Lockup Agreements described in Section 4(a)(x) hereof are in full force and effect.

(k) All conditions precedent to the closing of the transactions contemplated by the Merger Agreements have been satisfied as of the Closing Date, except for the consummation of the offering contemplated hereby and the delivery by the Company of the purchase price to the shareholders of First State Bank and Border Bank, and except for any conditions separately disclosed to the Representatives in a writing and delivered to the Representatives on the Closing Date, which condition precedents have been waived by the Company.

(l) The Representatives shall have received a letter addressed to the Underwriters and dated the date hereof from the Company or each of First State Bank and Border Bank, as determined by the Representatives, with respect to certain information supplied by First State Bank or Border Bank, as applicable, for use in the Registration Statement, and the Representatives shall have received a certificate, dated the Closing Date, or the Option Closing Date, as applicable, and signed by an authorized representative of the entity that delivered such letters, as to the accuracy of such information as of the Closing Date or Option Closing Date. Each such letter and certificate shall be in form and substance acceptable to the Representatives.

   The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Jones, Day, Reavis & Pogue, counsel for the Underwriters.

   If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Shareholder of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

   In such event, the Company, the Selling Shareholder and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7. CONDITIONS OF THE OBLIGATIONS OF THE SELLERS.

   The obligations of the Sellers to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8. INDEMNIFICATION.

(a) Subject to the limitations in paragraph 8(d), the Company and the Selling Shareholder, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that the Company and the Selling Shareholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. In no event, however, shall the liability of the Selling Shareholder for indemnification under this Section 8(a) exceed the proceeds received by the Selling Shareholder from the Underwriters in the offering. This indemnity agreement will be in addition to any liability which the Company or the Selling Shareholder may otherwise have.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Shareholder and each person, if any, who controls the Company or the Selling Shareholder within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Shareholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Shareholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in
Section 8(a) or (b) shall be
available to any party who shall fail to give notice as provided in this
Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to
Section 8(a) and by the Company and the Selling Shareholder in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

   The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) the Selling Shareholder shall not be required to contribute any amount in excess of the lesser of (A) that proportion of the total of such losses, claims, damages or liabilities indemnified or contributed against equal to the proportion of the total Shares sold hereunder which is being sold by such Selling Shareholder, or (B) the proceeds received by such Selling Shareholder from the Underwriters in the offering. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this
Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers or any person controlling the Company shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this
Section 8.

9. DEFAULT BY UNDERWRITERS.

   If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or the Selling Shareholder), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Shareholder such amounts as may be agreed upon and upon the terms set forth herein of the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company and the Selling Shareholder or you, as the Representatives of the Underwriters, will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Shareholder except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.   NOTICES.

   All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland 21202,
Attention: Roger G. Powell; with a copy to Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland 21202, Attention: General Counsel; if to the Company or the Selling Shareholder, to Texas Regional Bancshares, Inc., Kerria Plaza, Suite 301, 3700 North 10th Street, McAllen, Texas 78501, Attention: Glen E. Roney, Chief Executive Officer.

11.   TERMINATION.

   This Agreement may be terminated by you by notice to the Sellers as follows:

(a) at any time prior to the earlier of (i) the time the Shares are released by you for sale by notice to the Underwriters, or (ii) 11:30 a.m. on the first business day following the date of this Agreement;

(b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company, the Bank, First State Bank and Border Bank taken as a whole, or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, the Bank, First State Bank and Border Bank taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange or the American
   Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange,
   (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) the suspension of trading of the Company's common stock by the Commission on the NASD-NMS or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

   (c)   as provided in Sections 6 and 9 of this Agreement.

   12.   SUCCESSORS.

         This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Selling Shareholder and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

   13.   INFORMATION PROVIDED BY UNDERWRITERS.

         The Company, the Selling Shareholder and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-K under the Act, the information under the caption "Underwriting" in the Prospectus.

   14.   MISCELLANEOUS.

         The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

   If the foregoing letter is in accordance with you understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Shareholder, the Company and the several Underwriters in accordance with its terms.

   Any person executing and delivering this Agreement as Attorney-in-Fact for the Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by the Selling Shareholder pursuant to a validly existing and binding power of attorney contained in the Selling Shareholder Agreement which authorizes such Attorney-in-Fact to take such action.

                                       Very truly yours,

                                       TEXAS REGIONAL BANCSHARES, INC.


                                       By
                                          ---------------------------------
                                          Glen E. Roney
                                          Chairman of the Board

                                       SELLING SHAREHOLDER


                                       By
                                          ---------------------------------
                                          Glen E. Roney
                                          Attorney-in-Fact


                                       By
                                          ---------------------------------
                                          George R. Carruthers
                                          Attorney-in-Fact

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

ALEX. BROWN & SONS INCORPORATED
FIRST SOUTHWEST COMPANY

As Representatives of the several
Underwriters listed on Schedule I

By: Alex. Brown & Sons Incorporated

By:
    --------------------------------
    Authorized Officer

                                   SCHEDULE I


                            SCHEDULE OF UNDERWRITERS


                                             NUMBER OF FIRM SHARES
UNDERWRITER                                     TO BE PURCHASED
- -----------                                  ---------------------
Alex. Brown & Sons Incorporated

First Southwest Company





                                                 ---------
                              Total              2,200,000

                                   SCHEDULE II


                         SCHEDULE OF SELLING SHAREHOLDER

                                      NUMBER OF FIRM SHARES
SELLING SHAREHOLDER                         TO BE SOLD
- -------------------                   ---------------------
Lindberg Limited Partnership                  20,000
                                              ------
                         Total                20,000